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                                                                    Exhibit 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Wit SoundView Group, Inc. (the "Registration Statement"), of our report dated January 23, 2001, which report is included in the annual report on Form 10-K, of Wit SoundView Group, Inc. for the year ended December 31, 2000 and to all references of our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP

New York, New York
April 3, 2001